UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 8, 2024

ARES MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Avenue of the Stars, Suite 1400, Los Angeles, CA 90067
(Address of principal executive office) (Zip Code)

(310) 201-4100

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ARES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.03 Material Modification to Rights of Security Holders.

On October 10, 2024, Ares Management Corporation (the “Company”) issued 30,000,000 shares, or $1,500,000,000 aggregate liquidation preference, of its new class of 6.75% Series B Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Series B Mandatory Convertible Preferred Stock”), pursuant to a previously announced underwritten public offering (the “Offering”). The Company granted the underwriters of the Offering an option, which is exercisable within 30 days after October 8, 2024, to purchase up to an additional 3,000,000 shares of Series B Mandatory Convertible Preferred Stock solely to cover over-allotments. The Mandatory Convertible Preferred Stock issued on October 10, 2024 includes 3,000,000 shares of Mandatory Convertible Preferred Stock issued pursuant to the full exercise by the underwriters of such option. In connection with the issuance of Series B Mandatory Convertible Preferred Stock, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Delaware Secretary of State on October 10, 2024, to establish the designations, powers, preferences and rights of the Series B Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof. The Certificate of Designations became effective upon such filing.

The Series B Mandatory Convertible Preferred Stock will rank senior to the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”) and non-voting common stock, with respect to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding liquidation senior stock, the holders of the Series B Mandatory Convertible Preferred Stock will be entitled to receive payment for the liquidation preference of, and all accumulated and unpaid dividends on, their Series B Mandatory Convertible Preferred Stock out of the Company’s assets or funds legally available for distribution to its stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, holders of the Common Stock or other junior stock.

The Series B Mandatory Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to 6.75% on the liquidation preference thereof, and will be payable when, as and if declared by the Company’s board of directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 2025 and ending on, and including, October 1, 2027. Declared dividends on the Mandatory Convertible Preferred Stock will be payable, at the Company’s election, in cash, shares of Common Stock or a combination of cash and shares of Common Stock. If the Company elect to pay any portion of a declared dividend in shares of Common Stock, then those shares will be valued at 97% of the average of the daily volume-weighted average price per share of Common Stock over the five consecutive trading days beginning on, and including, the sixth scheduled trading day immediately before the related dividend payment date. However, the number of shares of Common Stock that the Company will deliver as payment for any declared dividend will be limited to a maximum number equal to the total dollar amount of the declared dividend (including any portion thereof that the Company has not elected to pay in shares of Common Stock) divided by the “floor price,” which initially is equal to $53.68 per share and is subject to customary anti-dilution adjustments. If the number of shares that the Company delivers is limited as a result of this provision, then the Company will, to the extent it is legally able to do so, declare and pay the related deficiency in cash.

In certain cases where the Company has not declared and paid accumulated dividends in full on the Series B Mandatory Convertible Preferred Stock, then, subject to limited exceptions, the Company will be prohibited from declaring or paying dividends on or repurchasing any shares of Common Stock or other junior securities.

Unless previously converted or redeemed, each outstanding share of Series B Mandatory Convertible Preferred Stock will automatically convert, for settlement on or about October 1, 2027, into between 0.2717 and 0.3260 shares of Common Stock, subject to customary anti-dilution adjustments (such amounts, as so adjusted, the “Minimum Conversion Rate” and the “Maximum Conversion Rate,” respectively). The conversion rate that will apply to mandatory conversions will be determined based on the average of the daily volume-weighted average prices over the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately before October 1, 2027. The conversion rate applicable to mandatory conversions may in certain circumstances be increased to compensate holders of the Series B Mandatory Convertible Preferred Stock (the “Preferred Stockholders”) for certain unpaid accumulated dividends.

The Preferred Stockholders will have the right to convert all or any portion of their shares of Series B Mandatory Convertible Preferred Stock at any time before the close of business on the mandatory conversion date. Early conversions that are not in connection with certain corporate events that constitute a “make-whole fundamental change” (as defined in the Certificate of Designations) will be settled at the Minimum Conversion Rate. In addition, the conversion rate applicable to such an early conversion may in certain circumstances be increased to compensate Preferred Stockholders for certain unpaid accumulated dividends.

If a Make-Whole Fundamental Change (as defined in the Certificate of Designations) occurs, then Preferred Stockholders will, in certain circumstances, be entitled to convert their Series B Mandatory Convertible Preferred Stock at an increased conversion rate for a specified period of time and receive an amount to compensate them for certain unpaid accumulated dividends and any remaining future scheduled dividend payments.

The Company intends to use the net proceeds from the Offering for (i) the payment of a portion of the cash consideration due in respect of the Company's previously announced acquisition of the international business of GLP Capital Partners Ltd. and certain of its affiliates, excluding its operations in Greater China, and existing commitments to certain managed funds (the “GCP Acquisition”) and related fees, costs and expenses and/or (ii) general corporate purposes, including repayment of debt, other strategic acquisitions and growth initiatives. Pending such use, Ares may invest the net proceeds in short-term investments, repay borrowings under its subsidiaries’ revolving credit facility, or if, before such time, the GCP Acquisition is terminated in accordance with its terms or the Company’s board of directors determines, in its good faith judgment, that the closing of the GCP Acquisition will not occur, then the Company may exercise its option to redeem all, but not less than all, of the Series B Mandatory Convertible Preferred Stock. If the average of the last reported sale prices per share of Common Stock for the five consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice does not exceed the Minimum Conversion Price, then the redemption price per share of Series B Mandatory Convertible Preferred Stock will consist of cash in an amount equal to the liquidation preference per share plus accumulated and unpaid dividends to, but excluding, the redemption date. If such average of the last reported sale prices per share of Common Stock exceeds the Minimum Conversion Price, then the redemption price will consist of an amount (which is payable, at the Company’s election, in cash or shares of Common Stock) that is designed to compensate Preferred Stockholders for the remaining option value of, and certain unpaid accumulated dividends and any remaining future scheduled dividend payments on, the Series B Mandatory Convertible Preferred Stock.

The Series B Mandatory Convertible Preferred Stock will have voting rights with respect to certain amendments to the Company’s Certificate of Incorporation or the Certificate of Designations, certain business combination transactions and certain other matters, subject to certain exceptions including if the Series B Mandatory Convertible Preferred Stock remains outstanding following such a transaction. However, Preferred Stockholders, as such, will not be entitled to vote on an as-converted basis with holders of Common Stock on matters on which holders of Common Stock are entitled to vote.

If accumulated dividends on the outstanding Series B Mandatory Convertible Preferred Stock have not been declared and paid in an aggregate amount corresponding to six or more dividend periods, whether or not consecutive (a “Dividend Non-Payment Event”), then, subject to certain restrictions, the Company will cause the authorized number of its directors to be increased by two and the holders of the Series B Mandatory Convertible Preferred Stock, voting together as a single class with the holders of each class or series of Voting Parity Stock (as defined in the Certificate of Designations), if any, will have the right to elect two directors (the “Preferred Stock Directors”) to fill such two new directorships at the Company’s next annual meeting of stockholders (or, if earlier, at a special meeting of the Company’s stockholders called for such purpose). However, as a condition to the election of any such Preferred Stock Director, such election must not cause us to violate any rule of the New York Stock Exchange or any other securities exchange or other trading facility on which any of the Company’s securities are then listed or qualified for trading requiring that a majority of the Company’s directors be independent (such condition, the “Director Qualification Requirement”).

At any time, each Preferred Stock Director may be removed either (i) with cause in accordance with applicable law; or (ii) with or without cause by the affirmative vote of the Preferred Stockholders, voting together as a single class with the holders of each class or series of Voting Parity Stock, if any, with similar voting rights that are then exercisable, representing a majority of the combined voting power of the Series B Mandatory Convertible Preferred Stock and such Voting Parity Stock. During the continuance of a Dividend Non-Payment Event, a vacancy in the office of any Preferred Stock Director (other than vacancies before the initial election of the Preferred Stock Directors in connection with such Dividend Non-Payment Event) may be filled, subject to the Director Qualification Requirement, by the remaining Preferred Stock Director or, if there is no remaining Preferred Stock Director or such vacancy resulted from the removal of a Preferred Stock Director, by the affirmative vote of the Preferred Stockholders, voting together as a single class with the holders of any Voting Parity Stock with similar voting rights that are then exercisable, representing a majority of the combined voting power of the Series B Mandatory Convertible Preferred Stock and such Voting Parity Stock.

If, following a Dividend Non-Payment Event, all accumulated and unpaid dividends on the outstanding Series B Mandatory Convertible Preferred Stock have been paid in full, then the right of the holders of the Series B Mandatory Convertible Preferred Stock to elect two Preferred Stockholders will terminate. Upon the termination of such right with respect to the Series B Mandatory Convertible Preferred Stock and all other outstanding Voting Parity Stock, if any, the term of office of each person then serving as a Preferred Stock Director will immediately and automatically terminate and the authorized number of the Company’s directors will automatically decrease by two.

In connection with the issuance of the Series B Mandatory Convertible Preferred Stock, on October 10, 2024, the limited partnership agreement of Ares Holdings L.P. (the “Ares Operating Group”) was amended and restated (the “A&R LPA”) to provide for preferred units with economic terms designed to mirror those of the Series B Mandatory Convertible Preferred Stock.

The foregoing description of the terms of the Series B Mandatory Convertible Preferred Stock, the Certificate of Designations, and the A&R LPA in this Item 3.03 does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, the form of certificate representing the Series B Mandatory Convertible Preferred Stock and the A&R LPA, which are attached hereto as Exhibits 3.1, 4.1 and 10.1, respectively, and incorporated by reference in this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.03.

Item 8.01 Other Events.

In connection with the Offering, on October 8, 2024, the Company, Ares Holdings L.P and Ares Holdco LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Citigroup Global Market Inc. as the representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 27,000,000 shares of Series B Mandatory Convertible Preferred Stock. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,000,000 shares of Series B Mandatory Convertible Preferred Stock, which the Underwriters exercised in full on October 9, 2024. The Offering closed on October 10, 2024.

The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to sell or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for 45 days after October 8, 2024 without first obtaining the written consent of Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Offering was made pursuant to a shelf registration statement on Form S-3ASR filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023 (Registration No. 333-270053), a base prospectus, dated February 27, 2023, included as part of the registration statement and a prospectus supplement, dated October 8, 2024 and filed with the SEC on October 9, 2024.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to the Company. Such forward-looking statements are subject to various risks and uncertainties, including the Company’s ability to consummate the Offering and the GCP Acquisition and to effectively integrate the acquired business into the Company’s operations and to achieve the expected benefits therefrom, and assumptions, including those relating to the GCP Acquisition, the Offering and the intended use of proceeds, the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. Some of these factors are described in the Annual Report on Form 10-K for the year ended December 31, 2023, including under the headings “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Quarterly Report on Form 10-Q filed with the SEC on August 7, 2024, including under the heading “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These factors should not be construed as exhaustive and should be read in conjunction with the risk factors and other cautionary statements that are included in this report and in the Company’s other periodic filings. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 8, 2024, among Ares Management Corporation, Ares Holdings L.P., Ares Holdco LLC and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc.
3.1	Certificate of Designations of 6.75% Series B Mandatory Convertible Preferred Stock
4.1	Form of 6.75% Series B Mandatory Convertible Preferred Stock (included in Exhibit 3.1)
5.1	Opinion of Kirkland & Ellis LLP
10.1	Fifth Amended and Restated Limited Partnership Agreement of Ares Holdings L.P., dated October 10, 2024
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION

Dated: October 10, 2024
	By:	/s/ Jarrod Phillips
	Name:	Jarrod Phillips
	Title:	Chief Financial Officer (Principal Financial & Accounting Officer)